EXHIBIT 3.3

AMENDED AND RESTATED

BY-LAWS

of

Milacron Inc.

(Incorporated under the Laws of the State of Delaware)

ARTICLE I
Offices

Section 1.  Principal Office.  The registered office of Milacron Inc. (hereinafter called the Company) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, 19801, County of New Castle, and the registered agent in charge thereof shall be Corporation Trust Company.

Section 2.  Other Offices.  The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by the laws of the State of Delaware, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.

ARTICLE II
Meetings of Shareholders

Section 1.  Place of Meeting.   All meetings of the shareholders of the Company shall be held at the principal office of the Company in the State of Ohio or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.  Annual Meetings.  The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date as may from time to time be fixed by the Board of Directors and designated in the notices or waivers of notice thereof. ;

Section 3.  Special Meetings.  A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by (i) the Chairman of the Board, (ii) the President, or, in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President or (iii) the Board of Directors or (iv) as otherwise provided in the Restated Certificate of Incorporation of the Company.

Section 4.  Notice of Meetings.  Except as otherwise provided by law, notice stating the time, place, if any, and purposes of a meeting of the shareholders, whether annual or special, shall be given, by or at the direction of the Chief Executive Officer or the Secretary either by personal delivery, by mail or otherwise as permitted by law not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to notice of the meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Company. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to him, or who shall have waived notice thereof as provided in Article IX of these By-laws. Notice of adjournment of a meeting of shareholders need not be given if the time and place to which it is adjourned are fixed and announced at such meeting, unless the adjournment is for more than 30 days, or the directors, after adjournment, fix a new record date for the adjourned meeting.

Section 5.  Quorum.  The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the shareholders, shall constitute a quorum, unless by law or by the provisions of the Restated Certificate of Incorporation of the Company the affirmative vote of a greater percentage of the voting power, or of any class thereof, is required for the approval of any specified matter, in which case, as to such matter, the holders of shares entitling them to exercise such percentage of the voting power, or the holders of shares of such class entitling them to exercise such percentage of the voting power of that class, as the case may be, shall constitute a quorum with respect to such matter; provided, however, that nothing contained in this Section 5 or in Section 6 of this Article II shall be deemed to modify in any way the provisions of paragraph VII of Section A of Article Fourth of the Restated Certificate of Incorporation of the Company.

Section 6.  Adjournments.  If at any annual or special meeting, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement of the time and place of the adjourned meeting at the meeting at which such adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 7.  Organization.  At every meeting of the shareholders, the Chairman of the Board, or, in his absence, the President, or, in the absence of both the Chairman of the Board and the President, any Vice President, or, in the absence of all such officers, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person present to act as secretary of the meeting.

Section 8.  List of Shareholders.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting at least ten (10) days prior to the meetings, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Company. The list of shareholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the list of shareholders required by this Section 8 or to vote in person or by proxy at any meeting of shareholders.

Section 9.  Conduct of Meeting.  The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10.  Voting.  Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Company, at each meeting of the shareholders each holder of record of 4% Cumulative Preferred Stock of the Company (the "Preferred Stock") shall be entitled to 24 votes for each such share of Preferred Stock held by him, each holder of record of Common Stock shall be entitled to one vote for each such share of Common Stock held by him and each holder of record of Serial Preference Stock of the Company (the "Serial Preference Stock") of each series shall be entitled to the number of votes, if any, as he may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B of Article FOURTH of the Company's Restated Certificate of Incorporation providing for the issuance of such series. Voting at meetings of shareholders need not be by written ballot. Questions other than the election of directors presented to the shareholders at a meeting at which a quorum is present shall, unless otherwise provided by the Restated Certificate of Incorporation of the Company, these By-laws, the rules or regulations of any stock exchange applicable to the Company, applicable law or any regulation applicable to the Company or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

Section 11.  Inspectors.  Inspectors of election for each meeting of shareholders may be appointed in the manner provided by law, and shall have the duties and authority and shall make the determinations provided by law. Inspectors need not be shareholders.

Section 12.  Business and Nominations at Meetings of Shareholders.

   (A)  Annual Meetings of Shareholders.

         (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Company's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record of the Company at the time the notice provided for in paragraph (A)(2) of this Section 12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in paragraph (A)(2) of this Section 12.

         (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements of this Section 12 shall be deemed satisfied by a shareholder if the shareholder has notified the Company of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder's proposal or nomination has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company (including, without limitation, any such rights that may be set forth in any Certificate of Designation or other instrument governing the Preferred Stock, any series of Serial Preference Stock or any other class or series of capital stock of the Company).

   (B)  Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time the notice provided for in this Section 12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

   (C)  General.

         (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (A)(2)(c)(iv) of this Section 12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 12, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

         (2) For purposes of this Section 12, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals or nominations in the Company's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any Preferred Stock, any series of Serial Preference Stock or any other class or series of capital stock of the Company to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation of the Company.

ARTICLE III
Board of Directors

Section 1.  General Powers.  The Board of Directors shall manage and conduct the property, business and affairs of the Company and may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by law, the Restated Certificate of Incorporation of the Company or these By-laws directed or required to be exercised or done by the shareholders.

Section 2.  Number and Term of Office.  Subject to the provisions of the Restated Certificate of Incorporation of the Company, the number of directors of the Company shall be such number as may be fixed from time to time by resolution of a majority of the whole Board of Directors, provided, however, that the number of directors shall not be less than eight nor more than 15.

The directors shall be divided into three classes as provided in Article SEVENTH of the Restated Certificate of Incorporation of the Company. At each annual meeting of shareholders, there shall be elected (i) the directors of the class the term of office of which shall then expire, (ii) any directors nominated to fill any vacancies in any other class, (iii) directors to succeed any directors who shall have been elected, as hereinafter provided in Section 16 of these By-laws to fill vacancies in any other class since the next preceding annual meeting and (iv) directors to be added to a respective class as a result of an increase in the number of directors. Directors to be elected as provided in clause (ii) and clause (iii) shall be elected for the unexpired portions of the original terms of the classes to which such directors are elected. Directors to be elected as provided in clause (iv) shall be elected to the class recommended by the Board of Directors.

The provisions of Section 3 of this Article shall apply, separately, to the election of directors of each class to be elected at any meeting of shareholders, and at any such meeting where directors of more than one class are to be elected, the directors of the class or classes being elected for the shortest terms shall be elected first.

Section 3.  Election of Directors.  At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected as recommended by the Board of Directors or voted upon by the shareholders, or, in the case of the election of directors voted for by the holders of the Preferred Stock or any series of Serial Preference Stock, voting separately as a class or series, pursuant to the provisions of the Restated Certificate of Incorporation of the Company, the persons receiving the greatest number of votes, up to the number of directors to be elected thereby, of such holders of Preferred Stock or Serial Preference Stock, shall be deemed elected.

Section 4.  Quorum and Manner of Acting.  Except as otherwise provided by law or by these By-laws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting shall be given as set forth in Section 9 of this Article III.;

Section 5.  Place of Meeting.  The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6.  Annual Meeting.   The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each election of directors and on the same day, and at the same place at which regular meetings of the Board are held, or as may be otherwise provided by resolution of the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

Section 7.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday.

Section 8.  Special Meetings.  Special meetings of the Board of Directors shall be held only when called by the Chief Executive Officer or by a majority of the whole Board of Directors.

Section 9.  Notice of Meetings.  Notice of each regular and special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, cable, facsimile or by means of electronic transmission, or be given personally or by telephone, at least two days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Notice of any meeting of the Board of Directors need not be given to any director who shall waive notice thereof as provided in Article IX of these By-laws; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat, except when a director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 10.  Organization.   At each meeting of the Board of Directors the Chairman of the Board, or in his absence the President, or in his absence a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

Section 11.  Order of Business.  At all meetings of the Board of Directors, business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

Section 12.  Participation in Meeting by Means of Communications Equipment. Any member of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 13.  Action Without Meeting.   Any action which may be authorized or taken at a meeting of the Board of Directors or any committee thereof may be authorized or taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 14.  Resignations.  Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer or the Secretary of the Company. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 15.  Removal of Directors.  Any director may be removed by the holders of a majority of the votes entitled to be cast at an election of directors, provided, however, that the shareholders may effect such removal only for cause.

Section 16.  Vacancies.  Any vacancy in the Board of Directors caused by death, resignation, removal, increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors, though less than a quorum; provided, however, that so long as the holders of any series of Serial Preference Stock are entitled to vote, as a separate class or series, for the election of directors, any vacancy in the office of a director so elected by such holders may be filled by a majority vote of the remaining directors so elected by such holders or, in the event there are no such directors in office, then by a majority of the remaining directors on the Board of Directors, regardless of how elected; provided further, that, so long as a default in preferred dividends, as defined in Article FOURTH of the Restated Certificate of Incorporation, shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock voting separately as a class pursuant to the provisions of the Restated Certificate of Incorporation of the Company may be filled by a majority vote of the remaining directors so elected by the holders of the Preferred Stock, and in the case of the removal of such director under Section 15 of this Article III, the vacancy may be filled by the vote of the holders of a majority of the outstanding Preferred Stock voting separately as a class, at the same meeting at which such removal shall be voted; and provided further that so long as a default in preferred dividends, as defined in Section A of Article FOURTH of the Restated Certificate of Incorporation of the Company, shall exist, if any vacancy or vacancies shall be created in the Board of Directors by any such increase in the number of directors at a time when the Board of Directors shall include directors elected by the holders of the Preferred Stock, voting separately as a class as aforesaid, such directors elected by the holders of the Preferred Stock of the Company shall have the right to fill such vacancy or vacancies to the extent necessary to preserve to the holders of the Preferred Stock of the Company the one-third representation of the Board of Directors to which they are entitled under Section A of Article FOURTH of the Restated Certificate of Incorporation. Each director elected as in this Section 16 provided shall hold office until the annual meeting of the shareholders held next after his election, and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner herein provided. Each director elected by directors as provided in the second and third provisos of the first sentence of this Section 16, or a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid, shall be deemed, for all purposes of these By-laws, to be a director elected by the holders of the Preferred Stock voting separately as a class as aforesaid. Notwithstanding anything herein to the contrary, the first proviso of this Section 16, relating to the filling of vacancies in the office of a director elected by the holders of any series of Serial Preference Stock, voting separately as a class or series, and this sentence may only be amended by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors.

Section 17.  Compensation.  The Board of Directors may, at any time or from time to time, by resolution provide that the Company may pay to any Director who shall not be a salaried officer or employee of the Company or any of its subsidiary companies (i) a specified sum as his annual compensation as such director and/or (ii) a fixed sum for attendance at any meeting of the Board. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors. Noting herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving proper compensation therefor.

ARTICLE IV
Executive and Other Committees

Section 1.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. The Board of Directors shall have power at any time to remove the members of any committee, designate alternate members of any committee and fill vacancies therein; and any committee shall serve at the pleasure of the Board.

Section 2.  Compensation.  No member of any committee contemplated by these By-laws shall, as such, receive any stated salary for his services, but by resolution by the Board of Directors a fixed amount may be allowed to each member of such committees, other than to salaried officers or employees, for attendance at each meeting of any such committee. All members of such committees shall receive their expenses, if any, of attendance at meetings of such committees. Nothing herein shall be construed to preclude any members of any such committee from serving the Company in any other capacity and receiving proper compensation therefor.

ARTICLE V
Officers

Section 1.  Number; Designation of Chief Executive Officer. The Board of Directors shall elect as officers of the Company, a Chairman of the Board or a President or both, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of Directors may also determine to elect a Chairman of the Executive Committee; and the Board of Directors may from time to time elect such other officers and assistant officers as it may deem necessary. One person may hold the offices and perform the duties of any two or more of said officers, except those of President and Vice President; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Restated Certificate of Incorporation of the Company or these By-laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board or the President shall be the Chief Executive Officer. In the event that both a Chairman of the Board and a President are elected, the Board shall determine whether the Chairman of the Board or the President is to be the Chief Executive Officer.

Section 2.  Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his successor is chosen and shall have qualified or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board, the President and the Chairman of the Executive Committee shall be chosen from among the Directors.

Section 3.  Appointment of Agents.   The Board of Directors or the Chief Executive Officer may from time to time appoint such agents of the Company as may be deemed proper. Such agents shall have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and to prescribe their powers and duties.

Section 4.  Removal.  The Chairman of the Board, the President and the Chairman of the Executive Committee may be removed, either with or without cause, at any time, by a majority vote of the whole Board of Directors. Other officers may be removed, either with or without cause, at any time by the Chief Executive Officer.

Section 5.  Resignations.  Any officer may resign at any time by giving notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.  Vacancies.  A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

Section 7.  Chairman of the Board.  The Chairman of the Board, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a President is not elected or if the Board shall so determine, the duties of the Chief Executive Officer of the Company.

Section 8.  Chairman of the Executive Committee.  The Chairman of the Executive Committee, if one shall be elected by the Board of Directors, shall, if present, preside at all meetings of the Executive Committee and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors.

Section 9.  The President.  The President, if one shall be elected by the Board of Directors, shall perform such duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors, including, if a Chairman of the Board is not elected or if the Board shall determine, the duties of the Chief Executive Officer of the Company. The President shall, at the request of the Chairman of the Board or in case of his absence or inability to act, also perform the duties of the Chairman of the Board.

Section 10.  The Chief Executive Officer.  The Chief Executive Officer of the Company, who shall be either the Chairman of the Board or the President as hereinabove provided, shall have general supervisions of the business, affairs and property of the Company and over its several officers, subject, however, to the authority of the Board of Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. He shall be ex-officio a member of all standing committees, except as otherwise determined by the Board of Directors.

Section 11.  Other Officers.  The officers of the Company, other than the Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer, shall have such authority and perform such duties as are from time to time determined by the Board of Directors or the Chief Executive Officer. The Chairman of the Board, the Chairman of the Executive Committee, the President and the Chief Executive Officer shall have such authority and perform such duties as are specified in Sections 7 through 10 hereof, respectively.

ARTICLE VI
Shares and Their Transfer

Section 1.  Certificates for Shares.  Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders of the Company; provided, however, that where any such certificate is countersigned by an incorporated transfer agent or registrar, the signatures of any such officers may be facsimile, engraved, stamped or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before such certificate has been issued, they may nevertheless be issued by the Company with the same effect as if such officer were still in office at the date of their issue. The share record books and the blank share certificate books shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all shares of any or all classes or series of its stock shall be uncertificated shares.

Section 2.  Transfer of Shares.  Transfers of shares of the Company shall be made only on the books of the Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent of the Company, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

Section 3.  Addresses of Shareholders.  Each shareholder shall designate to the Secretary or transfer agent of the Company an address or other appropriate contact information at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Company or at his last known post office address.

Section 4.  Lost, Destroyed and Mutilated Certificates.  The holder of any share of stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor. The Board of Directors, or a committee designated thereby with power so to act, or the transfer agents and registrars for the stock of the Company by resolution of the Board of Directors authorizing and directing them so to act, may, in their discretion, cause to be issued and registered to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, or such committee, or said transfer agents and registrars, may, in their discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss or destruction of any such certificate.

Section 5.  Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Company.

Section 6.  Fixing Date for Determination of Shareholders of Record.  In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII
Seal

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Corporate Seal Delaware 1983", or such other words or figures as the Board of Directors may approve and adopt.

ARTICLE VIII
Fiscal Year

The fiscal year of the Company shall begin and end on such dates as shall be determined by the Board of Directors.

ARTICLE IX
Waiver of Notice

Whenever any notice whatever is required to be given by these By-laws or the Restated Certificate of Incorporation of the Company or the laws of the State of Delaware, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or by electronic transmission, which writing or electronic transmission shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X
Amendments

Any By-law (including this By-law) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the laws of the State of Delaware, the Restated Certificate of Incorporation of the Company or these By-laws.

ARTICLE XI
Miscellaneous

Section 1.  Execution of Documents.  The Board of Directors shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily for any purpose or to any amount.

Section 2.  Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or Treasurer or any other officer of the Company to whom power in this respect shall have been given by the Board shall select.

Section 3.  Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers, and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.

ARTICLE XII
Indemnification

Section 1.  Right to Indemnification.  The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 4(d), the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer prior to a Change in Control (as hereinafter defined). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

Section 2.  Insurance, Contracts and Funding.  The Company may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article against any expenses, judgments, fines and amounts paid in settlement as specified in this Article or incurred by any such person in connection with any Proceeding referred to in this Article, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under this Article in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

Section 3.  Indemnification; Not Exclusive Right.  The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 4.  Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

   (a)   Advancement of Expenses.  All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

   (b)  Procedure for Determination of Entitlement to Indemnification.

      (i)  To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 90 calendar days after the later of receipt by the Company of the written request for indemnification together with the Supporting Documentation or final disposition of the Proceeding. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

      (ii)  The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined); (B) by a written opinion of Independent Counsel (as hereinafter defined), if a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

      (iii)  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object, provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

   (c)  Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article, the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 90 calendar days after the later of receipt by the Company of the request therefor together with the Supporting Documentation or final disposition of the Proceeding, the Indemnitee shall be deemed to be entitled to indemnification, and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

   (d)  Remedies of Indemnitee.;

        (i)   In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction or an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

      (ii)  If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 4(a) or payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the Sate of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

      (iii)  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article.

      (iv)  In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

   (e)  Definitions.  Four purposes of this Section 4:

      (i)  "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office in office immediately prior to such acquisition; (B) the Company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

      (ii)  "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

      (iii)  "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (a) the Company or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

Section 5.  Effect of Amendments.  Neither the amendment or repeal of, nor the adoption of a provisions inconsistent with, any provision of this Article (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision, or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case, without the written consent of such director or officer.

Section 6.  Severability.  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.  Indemnification of Employees and Agent. Notwithstanding any other provision or provisions of this Article, the Company may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Company) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.